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                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and nine month periods ended September 30, 1999 and 1998.



                                                Basic             Diluted
                                                Earnings          Earnings
                                                Per Share         Per Share
                                                -----------     ------------
                                                    (amounts in thousands,
                                                    except per share data)
For the three months ended September 30, 1999:
 Net income                                       $ 4,099           4,099
                                                  =======          ======
 Weighted average number of common
  shares outstanding                               11,765          11,765
 Common share equivalents resulting
  from dilutive stock options                           -              71
                                                  -------          ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               11,765          11,836
                                                  =======          ======
 Net income per common share                      $  0.35            0.35
                                                  =======          ======
For the three months ended September 30, 1998:
 Net income                                       $ 3,944           3,944
                                                  =======          ======
 Weighted average number of common
  shares outstanding                               11,714          11,714
 Common share equivalents resulting
  from dilutive stock options                           -             173
                                                  -------          ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               11,714          11,887
                                                  =======          ======
 Net income per common share                      $  0.34            0.33
                                                  =======          ======
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                                                Basic             Diluted
                                                Earnings          Earnings
                                                Per Share         Per Share
                                                -----------     ------------
                                                    (amounts in thousands,
                                                    except per share data)

For the nine months ended September 30, 1999:
 Net income                                       $11,796          11,796
                                                  =======          ======
  Weighted average number of common
  shares outstanding                               11,745          11,745
 Common share equivalents resulting
  from dilutive stock options                           -             109
                                                  -------          ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               11,745          11,854
                                                  =======          ======
 Net income per common share                      $  1.01            1.00
                                                  =======          ======
For the nine months ended September 30, 1998:
 Net income                                       $11,785          11,785
                                                  =======          ======
 Weighted average number of common
  shares outstanding                               11,645          11,645
Common share equivalents resulting
  from dilutive stock options                           -             220
                                                  -------          ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                               11,645          11,865
                                                  =======          ======
 Net income per common share                      $  1.01            0.99
                                                  =======          ======